EXHIBIT 12.1

                 RATIO OF EARNINGS TO FIXED CHARGES (Unaudited)
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
                                                                 Year-ended
                                         Dec. 28,    Dec. 29,     Dec. 30,    Dec. 31,     Jan. 2,
                                           2007        2006         2005        2004         2004
                                       --------------------------------------------------------------
Earnings:
Income before income taxes             $    28,688  $    23,534 $    15,464  $    23,732 $    33,316
Pretax charges (credits)                       (21)           -         (30)           -         (94)

Fixed Charges:
  Interest expense                           5,427        3,966       3,965        3,857       3,523
  Capitalized interest                          22            -          32            -          99
  Discounts & deferred financing fees        2,198          719         703          678         578
  Interest portion of rental expense           574          584         502          354         319
                                       --------------------------------------------------------------
    Total earnings and fixed charges   $    36,888  $    28,803 $    20,636  $    28,621 $    37,741
                                       ==============================================================

Fixed Charges:
  Interest expense                     $     5,427  $     3,966 $     3,965  $     3,857 $     3,523
  Capitalized interest                          22            -          32            -          99
  Discounts & deferred financing fees        2,198          719         703          678         578
  Interest portion of rental expense           574          584         502          354         319
                                       --------------------------------------------------------------
    Total fixed charges                $     8,221  $     5,269 $     5,202  $     4,889 $     4,519
                                       ==============================================================

Ratio of earnings to fixed charges             4.5          5.5         4.0          5.9         8.4
                                       ==============================================================
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